FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE
ACT OF 1934

SLM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	52-2013874 (IRS Employer Identification No.)

12061 Bluemont Way, Reston, Virginia	20190
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b)
of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Floating-Rate Non-Cumulative Preferred Stock, Series B	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333- 107132

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     This registration statement on Form 8-A relates to 4,000,000 shares of Floating-Rate Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”) of SLM Corporation (the “Company”). A description of the Series B Preferred Stock is contained in a Prospectus Supplement filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended on June 1, 2005. Such Prospectus Supplement shall supplement the Prospectus contained in the Company’s Registration Statement on Form S-3 (File No. 333-107132), which became effective on August 6, 2003. Such Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.

Item 2. Exhibits

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.4 of the Company’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-3/A (File No. 333-107132)).

3.2	Amended Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the period ended December 31, 2000 (File No. 001-13251)).

4.1	Certificate of Designation of Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Floating-Rate Non-Cumulative Preferred Stock, Series B (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Commission on June 9, 2005).

4.2	Form of stock certificate evidencing the Floating-Rate Non-Cumulative Preferred Stock, Series B, par value $0.20 per share (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Commission on June 9, 2005).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SLM CORPORATION (Registrant)
Date: June 9, 2005	By: /S/ MARY F. EURE Mary F. Eure Secretary

Exhibit Index

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.4 of the Company’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-3/A (File No. 333-107132)).

3.2	Amended By-laws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the period ended December 31, 2000 (File No. 001-13251)).

4.1	Certificate of Designation of Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Floating-Rate Non-Cumulative Preferred Stock, Series B (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Commission on June 9, 2005).

4.2	Form of stock certificate evidencing the Floating-Rate Non-Cumulative Preferred Stock, Series B, par value $0.20 per share (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Commission on June 9, 2005).